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                                                                    EXHIBIT 10.8

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                  INTERNATIONAL RISK MANAGEMENT (CAYMAN) LTD.
             INSURANCE MANAGEMENT AND ADVISORY SERVICES AGREEMENT


THIS INSURANCE MANAGEMENT AND ADVISORY SERVICES AGREEMENT, MADE THIS 30th day of June, 1998 by and between INTERNATIONAL RISK MANAGEMENT (CAYMAN) LTD., a Cayman Islands company having its principal office in Grand Cayman, (hereinafter called IRMG) and SCOTTISH LIFE INSURANCE (CAYMAN) LTD., a Cayman Islands company having its principal office in Grand Cayman (hereinafter called Scottish Life):


                                  WITNESSETH:

WHEREAS, Scottish Life is based in Grand Cayman and from such country engages in the underwriting of various classes of insurance, reinsurance and related activities and desires certain management, administrative and advisory services to assist it in the accomplishment of its intended purposes; and

WHEREAS, IRMG maintains a staff of professional insurance executives and administrative and clerical personnel in Grand Cayman experienced in providing the services desired by Scottish Life; and

WHEREAS, Scottish Life and IRMG desire to enter into an agreement pursuant to which IRMG will render management, administrative and advisory services as required by Scottish Life;

NOW, THEREFORE, in consideration of their respective promises and covenants hereinafter contained, IRMG and Scottish Life make and enter into the following agreement:

1. Subject at all times to the directions, approval and general supervision of the Board of Directors of Scottish Life and/or designated officials of Scottish Life (the Board of Directors and/or such designated officials are hereinafter collectively called Scottish Life's Supervisors), IRMG agrees to render, with due diligence and care in accordance with the guidelines established by Scottish Life's Supervisors, management, administrative and advisory services as hereinafter set forth:

     (a) to maintain a properly staffed office in Grand Cayman to enable the due performance of all duties required to be performed by IRMG under this Agreement.
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                  INTERNATIONAL RISK MANAGEMENT (CAYMAN) LTD.
             INSURANCE MANAGEMENT AND ADVISORY SERVICES AGREEMENT


     (b)   with respect to insurance and reinsurance assumed:
           (i) to prepare, issue and audit all applicable policies, binders and endorsements;

     (c)   with respect to reinsurance ceded:
           (i) to coordinate and consult with Scottish Life's reinsurance intermediaries in regard to information required by them to effect reinsurance for Scottish Life in accordance with the guidelines established by Scottish Life's Supervisors;
           (ii) to receive, review and verify reinsurance binders, agreements and documentation in order to confirm it is in accordance with the instructions received from Scottish Life's Supervisors;

     (d)   with respect to claims and claims control:
           (i) to coordinate with Scottish Life's service providers, and consult as requested, as to the acceptance or rejection and settlement of claims;
           (ii) to make valid claim payments or other disbursements in accordance with the policies and procedures established by Scottish Life and/or in accordance with instructions issued by Scottish Life's Supervisors;
           (iii) to prepare such reports and memoranda as may be necessary to effect efficient claim control practices in accordance with guidelines established by Scottish Life's Supervisors;
           (iv) to supervise and coordinate loss adjustment services as specifically requested by Scottish Life's Supervisors, including arrangement for on-site loss adjustments, by recognized and experienced loss adjusters approved by Scottish Life's Supervisors;

     (e)   with respect to general accounting and administration:
           (i) to maintain and operate bank accounts in the name of Scottish Life in accordance and within the limitations as may be specified by Scottish Life's Supervisors;
           (ii) to establish and maintain an accounting service, including the review of monthly financial statements consisting of a balance sheet, income statement and other supporting information as specified by the shareholders of Scottish Life and/or Scottish Life's supervisors;


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                  INTERNATIONAL RISK MANAGEMENT (CAYMAN) LTD.
             INSURANCE MANAGEMENT AND ADVISORY SERVICES AGREEMENT

           (iii) to review Scottish Life's annual unaudited financial statements, instruct auditors to audit annually Scottish Life's financial statements in accordance with generally accepted accounting principles;
           (iv) to ensure that at all times Scottish Life complies with all reporting requirements of the Cayman Islands Monetary Authority for the lawful conduct of its business, and to make such filings and to pay such fees on behalf of Scottish Life as required;
           (v) to prepare such statistical reports which may be appropriate or reasonably requested by Scottish Life's Supervisors, such as reports of insurance and reinsurance assumed and ceded, binders and policies issued, premiums billed and received, losses and expenses incurred, paid and reserved;

     (f) to advise promptly of all the appropriate actions that Scottish Life should take, and in the performance of IRMG's duties hereunder to take itself all appropriate actions necessary from time to time to comply with the laws of the Cayman Islands and The Companies Law (Cap. 22) (1995 Revision);

2.   Scottish Life agrees as follows:

     (a) to pay IRMG as compensation in full for all services to be performed hereunder an annual minimum and deposit sum of US$25,000.00 PAYABLE QUARTERLY IN ADVANCE, AND ADJUSTABLE AT THE HOURLY RATE OF US$150.00 PER HOUR pro rated for part years in respect of all services performed by IRMG up to and including December 31, 1998, plus all reasonable out-of-pocket expenses such as travel, telex, telephone, telecopier, postage, courier, stationery and expenses of a similar nature as it may incur in the execution of its duties hereunder, and thereafter such fees as shall be negotiated for each succeeding calendar year during the existence of this Agreement;

     (b) that the compensation stated in paragraph 2(a) or subsequently negotiated is based on the time and effort required to perform the services reasonably expected of IRMG at the time the compensation is established and that IRMG may renegotiate such compensation in the event that during the calendar year, Scottish Life requests a change in the type or level of the services to be provided which results in a material

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                  INTERNATIONAL RISK MANAGEMENT (CAYMAN) LTD.
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           increase in the time and effort required to perform such services;

     (c) to act promptly upon all requests, instructions and proposals, whether for reinsurance or otherwise, submitted by IRMG, and to comply promptly with any requests for instructions, information or approval which IRMG may reasonably request in order to efficiently perform its duties under this Agreement;

     (d) to pay and bear the expense or fees of any documents; books; records; taxes; commissions to selling agents or brokers; investment, audit, legal and actuarial consulting; printing and stationary; and material or costs of a similar nature as may arise in connection with the services provided by IRMG under this Agreement;

     (e) to have and to exercise sole responsibility for the investment of any funds of Scottish Life; In the absence of directions from Scottish Life's Supervisors, IRMG may in its sole discretion and without liability place funds at prevailing rates of interest and to the extent necessary upon current account without interest;

     (f) to have Scottish Life's Supervisors review, approve and/or ratify and confirm as and when appropriate, the performance of actions taken by IRMG on behalf of Scottish Life, and the forms of any documents, policies and contracts arising therefrom, pursuant to the terms of this Agreement;

     (g) that the obligations of IRMG hereunder to disburse funds on behalf of Scottish Life are strictly conditioned upon the availability of sufficient funds in Scottish Life's accounts and upon IRMG receiving the necessary information and instructions regarding disbursements;

     (h) that the directions given by Scottish Life's Supervisors may be relied upon by IRMG whether given in writing, orally, by telephone, telecopier, e-mail or other means, but IRMG shall not in any event be responsible for determining the authenticity of directions or the authority of the person giving the same and shall be absolutely protected in all cases where it has acted in accordance with directions honestly believed to be authentic and authorized, notwithstanding that IRMG may decline to act upon any directions pending proof of authenticity or authority;

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                  INTERNATIONAL RISK MANAGEMENT (CAYMAN) LTD.
             INSURANCE MANAGEMENT AND ADVISORY SERVICES AGREEMENT

     (i) to indemnify and keep indemnified and hold harmless IRMG, its officers and directors, agents and employees against all demands, claims, assessments and liabilities arising out of or in connection with this Agreement, the performance and exercise by IRMG, its officers and directors, agents and employees of its responsibilities and powers hereunder and against all costs and expenses including reasonable legal expenses incurred in connection therewith; to waive against IRMG, its officers and directors, agents and employees any claim arising out of the aforesaid to the effect that IRMG, its officers and directors, agents and employees shall not be held liable for any loss to Scottish Life; the aforesaid indemnity and waiver shall enure for the benefit of IRMG, its officers and directors, agents and employees, and shall be avoided only in the case of willful negligence, willful default, fraud or dishonesty on the part of IRMG, its officers and directors, agents or employees;

     (j) that IRMG shall have all the power and authority to carry out its specific duties and obligations under this Agreement; provided, however, that in no event shall Scottish Life be deemed to have surrendered any of its power and authority to perform such actions on its own behalf, it being understood that and agreed that any performance by Scottish Life of the duties and obligations of IRMG shall not reduce any sums otherwise payable IRMG under this Agreement;

3.   IRMG and Scottish Life mutually agree as follows:

     (a) that nothing in this Agreement shall obligate IRMG to solicit risks to be insured by Scottish Life at any time or to act as sales agent for Scottish Life, and IRMG shall have no authority to and shall not do either of those things;

     (b) that, subject to Clauses 3(d) and (e), this Agreement shall become effective as of JUNE 30, 1998, and shall remain in full force and effect thereafter until the party desiring to terminate shall give written notice of termination to the other party at least ninety days in advance of the date upon which termination is to take place;

     (c) that termination of this Agreement shall not relieve either party of liability for the performance of obligations imposed upon said party during the effective period of this Agreement, but which have not been performed




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                  INTERNATIONAL RISK MANAGEMENT (CAYMAN) LTD.
             INSURANCE MANAGEMENT AND ADVISORY SERVICES AGREEMENT

           at the time of its termination;

     (d) anything to the contrary in this Agreement notwithstanding, either party may terminate this Agreement effective immediately upon notice to the opposite party in the case of the insolvency, bankruptcy, receivership or liquidation of either party, or in the case of a material breach of any of the terms or conditions of this Agreement which has not been rectified within thirty days of such breach being brought to the attention of the opposite party;

     (e) upon cancellation or termination of this Agreement for any reason, all forms, policies, sales aids, risk management directives and policies developed for Scottish Life, lists of insureds and prospective insureds, written books of account, investment records, premium payment records and written records of every kind and nature relating to the business of Scottish Life shall become and remain the property of Scottish Life, and at the expense of Scottish Life, including personnel time, IRMG shall prepare all such documents and records in its possession with reasonable promptness for shipment to the location directed by Scottish Life's Supervisors;

     (f) this Agreement shall be governed by and construed under the laws of the Cayman Islands; IRMG and Scottish Life shall comply in all respects with the laws of the Cayman Islands; in particular, Scottish Life recognizes the obligations of IRMG as the holder of an Insurance Manager's License under the The Insurance Law (24 of 1979) (1998 Revision) and subsequent amendments and hereby grants to IRMG a general waiver of its confidentiality obligations and authorizes IRMG to make such disclosures, in the opinion of IRMG, as may be necessary, desirable or required for the purposes of compliance with any law or in and about the performance of its functions under this Agreement; provided, however, that any disclosure not required under the laws of the Cayman Islands as aforesaid, shall be made only with the consent of Scottish Life; it is expressly understood that the waiver granted in paragraph 3(e) herein is limited to enquiries by Cayman Island Government authorities and no other disclosures shall be made without the prior consent of Scottish Life;

     (g) any dispute arising out of this Agreement, whether arising before or after



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                  INTERNATIONAL RISK MANAGEMENT (CAYMAN) LTD.
             INSURANCE MANAGEMENT AND ADVISORY SERVICES AGREEMENT

           termination, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in George Town, Grand Cayman, B.W.I. and subject to the Arbitration Law of the Cayman Islands, unless otherwise agreed;

     (h) except for contracts or commitments directly related to obtaining reinsurance of risks insured by Scottish Life, IRMG shall have no authority to make any contract or commitment on behalf of Scottish Life or to cause Scottish Life to make any contract or commitment unless expressly authorized to do so by Scottish Life's Supervisors.

4. All notices, requests and communications in respect of this Agreement shall be comfirmed in writing (including telecopier or similar wording) and shall be given:

     If to Scottish Life, to:
                   Scottish Life Assurance (Cayman) Ltd.
                   P.O. Box 30868 SMB
                   Grand Cayman, B.W.I.
                   Telecopier: 345-949-2519

     If to IRMG, to:
                   International Risk Management (Cayman) Ltd.
                   P.O. Box 69GT
                   Grand Cayman, B.W.I.
                   Attention: President
                   Telecopier: 345-949-0002

     or such other address or telecopier number as such party may hereafter specify by notice to the other party. Each such notice, request or other communication in respect of this Agreement shall be deemed given or made
     (i) if sent by registered or certified mail, with postage prepaid, one hundred and forty-four hours after being deposited in the pertinent national postal system, (ii) if given or made by telecopier, when such telecopy is transmitted to the telecopier number specified above and the appropriate answer back is received, or (iii) if delivered by hand or in any other manner, when such notice is actually received at the address to which it was directed. Any other notice, request or other communication, which is not in specific respect of this Agreement, between the parties shall be deemed given or made when such notice, request or


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                  INTERNATIONAL RISK MANAGEMENT (CAYMAN) LTD.
             INSURANCE MANAGEMENT AND ADVISORY SERVICES AGREEMENT

     communication is actually received by the party to whom it is directed.

5. IRMG warrants and represents that it is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands, and that the execution and performance of this Agreement are within IRMG's corporate power, have been duly authorized by all necessary corporate action, and do not require any governmental permits, licenses or the like other than those which IRMG now has.

6. IRMG shall not assign any rights nor delegate any obligations hereunder, other than to its associated or subsidiary companies without prior notice to Scottish Life's Supervisors.

7. This Agreement represents the entire understanding between IRMG and Scottish Life as to the matters herein provided for and supersedes all other written or oral agreements heretofore made and may be changed only by a mutual agreement in writing established as an amendment hereto signed on behalf of both parties; if at any time one or more of the provisions of this Agreement, or any part thereof, is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have hereunto set their hands to duplicate originals hereof.

Date:  7 Aug 1998            INTERNATIONAL RISK MANAGEMENT (CAYMAN) LTD.
     --------------------

Attest: /s/ K NORMAN         By:      /s/ ILLEGIBLE
       ------------------            -----------------------------

                             Title:   President
                                     -----------------------------



Date: August 12, 1998        SCOTTISH LIFE ASSURANCE (CAYMAN) LTD.
     --------------------

Attest:                      By:      /s/ MICHAEL C. FRENCH
       ------------------            -----------------------------

                             Title:   Chairman of the Board and Chief Executive
                                     -----------------------------
                                      Officer